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                          [TCA CABLE TV LETTERHEAD]

                                           NEWS RELEASE
                                           FOR IMMEDIATE RELEASE: July 24, 1997
                                           CONTACT: Jimmie F. Taylor



                        TCA CABLE TV ANNOUNCES FILING
                       OF SHELF REGISTRATION STATEMENT

        [Tyler, Texas] -- TCA Cable TV, Inc. ("the Company") announced today that it has filed a shelf registration statement with the Securities and Exchange Commission for a public offering up to $300,000,000 of its debt securities.

        The Common Stock of the Company is listed on the Nasdaq National Market under the symbol TCAT.

        A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BUT HAS NOT YET BECOME EFFECTIVE. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO
THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


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